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                                                                 Exhibit 1.2


                                IBL BANCORP, INC.
   (Proposed Holding Company for The Iberville Building and Loan Association)

                      Up to 276,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                                $10.00 Per Share


                                AGENCY AGREEMENT
                                ----------------

                                August ___, 1998


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         IBL Bancorp, Inc. ("Company"), a Louisiana corporation, and The Iberville Building and Loan Association ("Association"), a Louisiana chartered and federally insured mutual savings association, hereby confirm as of the date above their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introduction. The Association intends to convert from a Louisiana chartered mutual savings association to a Louisiana chartered stock savings association as a wholly-owned subsidiary of the Company (together with the Offerings (as defined below) and the issuance of shares of common stock of the Association to the Company, the "Conversion") pursuant to a plan of conversion adopted by the Association's Board of Directors on April 7, 1998, and amended on June 16, 1998 ("Plan"). In accordance with the Plan, the Company is offering up to 276,000 shares ("Shares") of its common stock, par value $.01 per share ("Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering"), in order of priority, to (i) the Association's Eligible Account Holders (as defined in the Plan), (ii) the Association's Employee Stock Ownership Plan ("ESOP"), (iii) the Association's Supplemental Eligible Account Holders (as defined in the Plan), (iv) the Association's Other Members (as defined in the Plan), and (v) directors, officers and employees of the Association. Any Shares not sold in the Subscription Offering will be offered to the general public in a community offering, with preference being given to natural persons residing in Iberville Parish, Louisiana ("Community Offering"). The Community Offering may commence any time during the Subscription Offering or after the expiration of the Subscription Offering. The Subscription Offering and the Community


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Trident Securities, Inc.
Page 2

Offering are collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan.

         Trident has advised the Company and the Association that it intends to utilize its best efforts to assist the Company and the Association with the sale of the Shares in the Subscription Offering and any Community Offering.

2.       Representations and Warranties.

         (a) The Company and the Association jointly and severally represent and warrant to Trident that:

         (i) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-______), including a Prospectus, for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time it became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the published policies and actions of the Commission thereunder, the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

         (ii) The Association has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" or the "Conversion Application") with (a) the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"), and the rules and regulations, including published policies and actions, of the OTS thereunder ("OTS Regulations"), which has been approved by the OTS, and (b) the Louisiana Office of Financial Institutions ("LOFI") under the applicable provisions of the Louisiana Savings and Loan Association Law, as amended ("LSLA"), and the rules and regulations, including published policies and actions, of the LOFI thereunder ("LOFI Regulations"), which has been approved by the LOFI; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan ("Proxy Statement") included as part of the Conversion Application have been approved for use by the OTS and the LOFI. No order has been issued by the


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Trident Securities, Inc.
Page 3

OTS or the LOFI preventing or suspending the use of the Prospectus or the Proxy Statement and no action by or before the OTS or the LOFI revoking such approvals is pending or, to the Association's best knowledge, threatened. The Company has filed with the OTS and LOFI an application on Form H-e(1)-S ("Holding Company Application") promulgated under the savings and loan holding company provisions of the HOLA and the regulations promulgated thereunder, and has received approval of its acquisition of the Association from the OTS and LOFI.

         (iii) As of the date hereof, (i) the Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by or on behalf of Trident relating to Trident expressly for use in the Registration Statement or Prospectus.).

         (iv) The Company has been duly incorporated as a Louisiana corporation and the Association has been duly organized as a mutual savings association under the laws of Louisiana, and each is validly existing and in good standing under the laws of Louisiana, with full power and authority to own their property and conduct their business as described in the Registration Statement and Prospectus; the Association is a member in good standing of the Federal Home Loan Bank of Dallas; and the deposit accounts of the Association are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company and the Association will be duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, operations, business, properties or assets of the Company and the Association, taken as a whole.

         (v) The Association has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as to those which do not in the aggregate have a material adverse effect upon the financial condition, operations, business, properties or assets of the Association; and all of the leases and subleases material to the financial condition, operations, business, assets or properties of the Association, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.



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Trident Securities, Inc.
Page 4

         (vi) The Association has no direct or indirect subsidiaries.

         (vii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Association, and this Agreement is a valid and binding obligation of each of the Company and the Association, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Sections 23A and 23B of the Federal Reserve Act, as amended ("Sections 23A and 23B").

         (viii) Except as referred to in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Association, threatened against or involving the Company or the Association, or any of their respective assets which individually or in the aggregate would have a material adverse effect on the financial condition, results of operations, business, assets or properties of the Company or the Association, taken as a whole. (For purposes of this representation, any litigation or governmental proceeding is not considered "threatened" unless the potential litigant or governmental authority had manifested to the management of the Company or the Association, or to their counsel, a present intention to initiate such litigation or proceeding.).

         (ix) The Company and the Association have received the opinions of (a) Elias, Matz, Tiernan & Herrick L.L.P. with respect to the federal income tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and (b) L.A. Champagne & Co., L.L.P. with respect to the Louisiana income tax consequences of the Conversion, to the effect that the Conversion will not be a taxable transaction for the Association or the Company under the laws of Louisiana; and the facts and representations made by the Company and the Association and relied upon in rendering such opinions are accurate and complete, and neither the Company nor the Association have taken any action inconsistent therewith.

         (x) Neither the Company nor the Association is in violation of any rule or regulation of the OTS, the LOFI or the FDIC that could reasonably be expected to result in any enforcement action against the Company or the Association, or their officers or directors.

         (xi) Ferguson & Co., LLP ("Ferguson"), the firm that prepared the independent appraisal dated as of May 29, 1998, is independent with respect to the Company and the Association within


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Trident Securities, Inc.
Page 5

the meaning of the OTS Regulations. The Company and the Association believe Ferguson to be experienced and expert in rendering appraisals of thrift institutions, and nothing has come to the attention of the Company and the Association which has caused them to believe that the appraisal by Ferguson was not prepared in accordance with the requirements of the OTS Regulations.

         (xii) L.A. Champagne & Co., L.L.P., the firm that certified the audited financial statements of the Association filed as part of the Registration Statement and the Conversion Application, is independent with respect to the Company and the Association as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and Title 12 of the Code of Federal Regulations Parts 563c and 571, and nothing has come to the attention of the Company and the Association which has caused them to believe that such firm is not independent within the meaning of such provisions.

         (xiii) The financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the financial condition, income, equity and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Association with the OTS, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

         (xiv) There has been no material adverse change in the financial condition, operations, business, assets or properties of the Company and the Association, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as disclosed therein; and the capitalization, assets, properties and business of each of the Company and the Association conform in all material aspects to the descriptions thereof contained in the Prospectus. Neither the Company nor the Association has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Prospectus.

         (xv) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation would have a material adverse effect on the financial


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Trident Securities, Inc.
Page 6

condition, operations, business, assets or properties of the Company and the Association, taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Company and the Association, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Association, threatened any action or proceeding wherein the Company or the Association would be alleged to be in default thereunder.

         (xvi) Neither the Company nor the Association is in violation of its respective charter, articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the charter, articles of incorporation or bylaws of the Company or the Association (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS and the LOFI in connection with their approval of the Conversion Application and the Holding Company Application), which breach, default, lien, charge, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company and the Association, taken as a whole.

         (xvii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company nor the Association has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company and the Association, taken as a whole.

         (xviii) The issuance and the sale of the Shares have been duly authorized by all necessary action of the Company and approved by the OTS and the LOFI and, when issued and paid for in accordance with the terms of the Plan, the Shares shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except for subscription rights to the Shares granted pursuant to the Plan; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The issuance and sale of the capital stock of the Association to the Company has been duly authorized by all necessary


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Trident Securities, Inc.
Page 7

action of the Association and the Company and the OTS and the LOFI (subject to the satisfaction of various conditions imposed by the OTS and the LOFI in connection with their approval of the Conversion Application, and imposed by the OTS in connection with its approval of the Holding Company Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable.

         (xix) No approval of any regulatory or supervisory or other public authority is required to be obtained by the Company or the Association in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained and except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the OTS and the LOFI, the issuance of the Association's Stock Charter by the LOFI and as may be required under the "blue sky" or securities laws of various jurisdictions.

         (xx) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application or the Holding Company Application have been filed with the Commission or the OTS or both, as the case may be.

         (xxi) The Company and the Association have timely filed all required federal, state and local tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Association have paid all taxes that have become due and, to the best knowledge of the Company and the Association, have made adequate reserves for accrued tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the financial condition or results of operations of the Company and the Association, taken as a whole.

         (xxii) All of the loans represented as assets of the Association as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association, taken as a whole.

         (xxiii) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by the Association or its agent in connection with the Conversion are accurate, reliable and complete in all material respects.

         (xxiv) Neither the Company nor the Association has made any payment of funds of the Company or the Association prohibited by law, and no funds of the Company or the Association have been set aside to be used for any payment prohibited by law.



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Trident Securities, Inc.
Page 8

         (xxv) To the best knowledge of the Company and the Association, the Company and the Association are in compliance with all laws, rules and regulations relating to environmental protection and neither the Company nor the Association is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Association, threatened against the Company or the Association relating to environmental protection. To the best knowledge of the Company and the Association, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Association or, to the best knowledge of the Company and the Association, or except as already disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company or the Association or in which the Company or the Association has a security interest, except such disposal, release or discharge which would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Association or the subsidiary, taken as a whole.

         (xxvi) All documents delivered by the Association or the Company or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Association, the Company or their representatives, were, on the dates on which they were delivered, true, complete and correct.

         (b) Trident represents and warrants to the Company and the Association that:

         (i) Trident is registered as a broker-dealer with the Commission and no withdrawal of its registration is pending or, to the best knowledge of Trident, threatened; and Trident is in good standing with the Commission and the NASD.

         (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Association hereunder.

         (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers the accounts of whom may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity


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Trident Securities, Inc.
Page 9

or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

         (iv) Trident and, to Trident's best knowledge, each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, is duly authorized and has all licenses, approvals and permits necessary to perform such services. Trident is a registered selling agent in each jurisdiction, other than Hawaii and South Dakota, and no withdrawal of its registration is pending or , to the best knowledge of Trident, threatened; and Trident will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, and will remain so registered until the Conversion is consummated or terminated.

         (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

         (vi) All funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer.

         (viii) No action, suit, charge or proceeding is pending or, to the best knowledge of Trident, threatened against Trident which, if determined adversely to Trident, would have a material adverse effect on Trident's ability to perform its obligations under this Agreement.

         3. Engagement of Trident; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Association hereby engage Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such engagement. The engagement of Trident hereunder shall terminate (a) forty-five (45) days after the Subscription and Community Offering closes, unless the Company and the Association, with the approval of the OTS, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.



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Trident Securities, Inc.
Page 10

         In the event the Company is unable to sell a minimum of 204,000 Shares (or such lesser amount as the OTS may permit) within the period herein provided (including any permitted extensions), this Agreement shall terminate, and the Company and the Association shall refund promptly to any persons who have subscribed for any of the Shares the full amount which they may have received from such persons, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8, 9, 10 and 11(d) hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for will be made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company, 23910 Railroad, Avenue, Plaquemine, Louisiana, or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Association for deposit in a segregated account or
(b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Association on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         Trident agrees to render to the Company and the Association the services set forth in Exhibit A hereto. Trident shall receive the following compensation and expense reimbursement for its services hereunder:

                  (a) A management fee of $75,000, to be paid to Trident in next-day funds on the Closing Date.



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Trident Securities, Inc.
Page 11

                  (b) In the event of a Syndicated Community Offering (as defined in the Plan), a commission to be agreed upon jointly by Trident, the Company and the Association for Shares sold by other member firms of the NASD through a selected dealers arrangement in the Syndicated Community Offering. Such commission shall reflect market requirements at the time of the allocation of Shares in the Syndicated Offering, and shall be paid to Trident in next-day funds on the Closing Date.

                  (c) Reimbursement for reasonable out-of-pocket allocable expenses, including but not limited to travel, food, lodging and legal fees, incurred by it whether or not the Offerings are successfully completed; provided, however, that reimbursable legal fees will not exceed $27,500 and that other reimbursable expenses will not exceed $10,000, and, provided further, that neither the Company nor the Association shall reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Association of its election to terminate this Agreement pursuant to
         Section 11 hereof or after such time as the Company or the Association shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement or that the Company and the Association are terminating this Agreement pursuant to Section 11 hereof. Full reimbursement of Trident shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request detailing allocable expenses from Trident for reimbursement of such expenses. Trident acknowledges receipt of a $10,000 advance payment from the Association, which shall be credited against the total reimbursement due Trident hereunder. In the event this Agreement is terminated pursuant to Section 11 hereof, Trident shall be reimbursed only for its actual allocable expenses.

                  (d) Reimbursement for any expenses of the Company and the Association set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company and the Association. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Association of a written request for such reimbursement detailing such reimbursements.

         Notwithstanding the limitations on reimbursement of Trident for its allocable expenses provided in subsection (b) above and notwithstanding any reimbursement of Trident pursuant to subsection (c) above, in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its reasonable allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in subsection (b) above has been exhausted and subject to the following: such reimbursement shall be in an amount equal to the product obtained by dividing $37,500 (the sum of the reimbursable expenses and legal fees limitation set forth in Section (b) above) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such

Trident Securities, Inc.
Page 12

product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

         4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of 204,000 and a maximum of 276,000 Shares, subject to adjustment up to 317,400 Shares (except as the OTS may permit the number of Shares to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. Further Agreements. The Company and the Association jointly and severally covenant and agree that:

         (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Association will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition, operations, business, properties or assets of the Company and the Association, taken as a whole.

         (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, the Company (i) will, if deemed necessary, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

         (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion); and the certificates representing the Common Stock will conform in all material respects with the requirements of applicable laws and OTS Regulations.

         (d) At all times subsequent to the date of the Prospectus through and including the Closing Date, (i) the Registration Statement and the Prospectus will comply as to form in all material

Trident Securities, Inc.
Page 13

respects with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (The agreements in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.).

         (e) Upon amendment of the Association's charter and bylaws as provided in the OTS Regulations and completion of the sale and issuance of the Shares by the Company as contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a Louisiana chartered capital stock savings association with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Association will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Association.

         (f) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

         (g) The Company will notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and
(iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

         (h) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Association, taken as a whole, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a

Trident Securities, Inc.
Page 14

supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or if Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection, the Company and the Association shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

         (i) The Company and the Association will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be required to offer or sell Shares in any jurisdiction in which the Company would be required to file any consent to service of process in such jurisdiction to qualify as a foreign corporation to do business under the laws of any such jurisdiction, or to register its directors or officers as brokers, dealers, salesmen or agents therein. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

         (j) Appropriate entries will be made in the financial records of the Association to establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the Plan) in accordance with the OTS Regulations.

         (k) The Company will file a registration statement for the Common Stock under the Exchange Act prior to completion of the Offerings pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be permitted by law.

         (l) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

         (m) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident (i) as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; (ii) as soon as publicly available, a copy of each report

Trident Securities, Inc.
Page 15

or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders; and (iii) from time to time, such other public information concerning the Company as Trident may reasonably request.

         (n) The Company shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

         (o) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

         (p) The Company and the Association shall assist Trident, if necessary, in connection with the allocation of the Shares pursuant to the Plan in the event of an oversubscription for the Shares and shall provide Trident with any necessary information to assist the Company and the Association in the allocation of the Shares ("Allocation Instructions") in such event, and, to the best knowledge of the Company and the Association, such information shall be accurate and reliable in all material respects.

         (q) The Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         (r) At the Closing Date, the Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent imposed by the OTS.

         (s) The Company shall use its best efforts to list the Shares on the Nasdaq quotation system to be effective on or prior to the Closing Date, as required by the OTS Regulations.

         6. Payment of Expenses. Subject to Section 3(c) hereof, whether or not the Conversion is consummated, the Company and the Association shall pay the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, OTS, "blue sky" authorities and the NASD (including fees payable to the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees incurred by the Company and the Association, (d) attorneys' fees relating to any required "blue sky" laws research and filings, (e) telephone charges, (f) air freight,
(g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) costs of printing and mailing all documents necessary in connection with the Conversion, and (l) slide production expenses in connection with any community investor meetings to be held by Trident.

Trident Securities, Inc.
Page 16

         7. Conditions of Trident's Obligations. Except as may be waived in writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Association of their obligations hereunder, and to the following conditions:

                  (a) At the Closing Date, Trident shall receive the favorable opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company and the Association, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and stating that:

                  (i) the Company has been incorporated and is validly existing as a corporation under the laws of the State of Louisiana, and its Articles of Incorporation and Bylaws comply in all materials respects with Louisiana law.

                  (ii) the Company has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                  (iii) the Company is not in violation of its Articles of Association or, to such counsel's Actual Knowledge, its bylaws;

                  (iv) the Association is validly existing as a mutual savings association under the laws of Louisiana, with full power and authority to own its properties and conduct its business as described in the Prospectus; and, to such counsel's Actual Knowledge, the Association has obtained all federal and Louisiana banking licenses, permits and authorizations currently required for the conduct of its business as described in the Prospectus, all of which are in full force and effect, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect on the Association.

                  (v) the Association is a member of the Federal Home Loan Bank of Dallas, and the deposit accounts of the Association are insured by the SAIF up to the applicable legal limits; and no action or proceeding to suspend or revoke such membership or insurance coverage is pending or, to such counsel's Actual Knowledge, threatened;

                  (vi) the activities of the Association as described in the Prospectus are permitted under the HOLA, OTS Regulations, the LSLA and LOFI Regulations;

                  (vii) to such counsel's Actual Knowledge, the Association has no direct or indirect subsidiary corporations;

Trident Securities, Inc.
Page 17

                  (viii) upon consummation of the Conversion, the Company will have authorized, issued and outstanding Common Stock within the range set forth in the Prospectus, and the description of the Common Stock in the Prospectus is accurate in all material respects;

                  (ix) the Plan complies in all material respects with the HOLA and the OTS Regulations and has been duly and validly adopted by the Boards of Directors of the Company and the Association; to such counsel's Actual Knowledge, the requisite number of votes of the members of the Association have been cast in favor of the Plan to approve it under the terms of the Plan and applicable law; and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Plan;

                  (ix) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company;

                  (x) the certificates for the Common Stock are in due and proper form and comply in all material respects with applicable Louisiana law and OTS Regulations;

                  (xi) the issuance and sale of the capital stock of the Association to the Company have been duly authorized by all necessary corporate action of the Association and have received the approval of the OTS, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and good title thereto shall be transferred by the Association free and clear of all claims, encumbrances, security interests and liens created by the Association;

                  (xii) subject to the satisfaction of the conditions to the OTS and LOFI approval of the Conversion Application, and to the OTS and LOFI approval of the Holding Company Application, no further approval, authorization, consent or other order of any federal and Louisiana regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance of the Association's Stock Charter by the LOFI, and except as may be required under the "blue sky" securities laws of various jurisdictions and the regulations of the NASD (as to which no opinion need be rendered);

                  (xiii) the execution and delivery of this Agreement and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Association; and this Agreement is a legal, valid and

Trident Securities, Inc.
Page 18

         binding obligation of each of the Company and the Association, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC; (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to Sections 23A and 23B;

                  (xiv) except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to such counsel's Actual Knowledge, threatened against or involving the assets of the Company or the Association which would have a material adverse effect on the Company and the Association, taken as a whole (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding);

                  (xv) the statements in the Prospectus under the captions "Dividend Policy," "Regulation," "Taxation," " Restrictions on Acquisition of the Holding Company and the Association," "Description of Capital Stock of the Company," and "The Conversion," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate and complete in all material respects;

                  (xvi) the Form AC has been approved by the OTS and the LOFI, and the Prospectus and the Proxy Statement have been authorized for use by the OTS and the LOFI; the OTS and the LOFI have approved the Holding Company Application; the Registration Statement has been declared effective by the Commission; the Common Stock is subject to an effective registration statement filed under the Exchange Act; and no proceedings are pending by or before the Commission, the OTS or the LOFI seeking to revoke or rescind the orders declaring the Registration Statement or the registration statement under the Exchange Act effective or approving the Conversion Application or, to such counsel's Actual Knowledge, are contemplated or threatened (provided that for this purpose such counsel need not regard any such proceeding to be "threatened" unless the government authority has manifested to the management of the Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding);

Trident Securities, Inc.
Page 19

                  (xvii) the execution, delivery and fulfillment of the terms of this Agreement and the consummation of the Conversion by the Company and the Association (A) do not conflict with or result in a breach of the charter, articles of incorporation or bylaws of the Company or the Association (in either mutual or stock form), or (B) to such counsel's Actual Knowledge, in any material respect, violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time or both, would constitute a default) under (I) any material agreement, indenture or other instrument filed as an exhibit to the Registration Statement or (II) any published federal or Louisiana banking law or regulation (subject to the satisfaction of certain post-Conversion conditions imposed by the OTS and the LOFI in connection with their approval of the Conversion Application and the Holding Company Application), except where such violation, conflict, breach or default would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Association, taken as a whole;

                  (xviii) there has been no breach of any provision of the Company's or the Association's charter or articles of incorporation, as the case may be, or, to such counsel's Actual Knowledge, bylaws; to such counsel's Actual Knowledge, there has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the Company or the Association under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or by which any of them or any of their respective assets or properties may be bound, which breach or default in any case would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Association, taken as a whole;

                  (xix) at the time the Conversion Application was approved by the OTS and the LOFI and at the time the Registration Statement was declared effective by the Commission, the Conversion Application and the Registration Statement (including the Prospectus and the Proxy Statement contained therein), complied as to form in all material respects with the requirements of the Securities Act, the HOLA, the Securities Act Regulations, the OTS Regulations and the LOFI Regulations, as the case may be (except as to information provided in writing by Trident with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information included therein, as to which no opinion need be rendered); to such counsel's Actual Knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate and complete in all material respects;

                  (xx) upon the effectiveness of the Association's stock articles of incorporation and bylaws in accordance with applicable regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus and the Plan, (i) the Association will be

Trident Securities, Inc.
Page 20

         converted to a permanent capital stock savings association under the laws of Louisiana with full power and authority to own its property and conduct its business as described in the Prospectus, and (ii) all of the outstanding capital stock of the Association will be owned of record and, to such counsel's Actual Knowledge, beneficially by the Company, free and clear of all liens, charges, encumbrances and restrictions; and

                  (xxi) except with respect to certain post-Conversion reports or other materials required to be filed by the Company and the Association and any other actions required to be performed after the Closing Date, to such counsel's Actual Knowledge, the Company and the Association have satisfied, in all material respects, all the conditions of approval of the Conversion Application and the Holding Company Application contained in the final approval letters of the OTS and the LOFI.

                  In rendering such opinion, such counsel may rely as to matters of fact on certificates of executive officers and directors of the Company and the Association and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Association. Such opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991), and, as a consequence, references in such opinion to such counsel's "Actual Knowledge" shall be as such term is defined in the Accord (or knowledge based on certificates). The opinion of Elias, Matz, Tiernan & Herrick L.L.P. shall be limited to matters governed by federal banking and securities laws and regulations, the State of Louisiana Business Corporation Law, the LSLA and the LOFI Regulations. With respect to matters involving the application of Louisiana Law other than the Louisiana Business Corporation Law, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel satisfactory to Trident's counsel. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Association, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinions. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Association of this Agreement or the issuance of the Shares.

Trident Securities, Inc.
Page 21

                  (b) At the Closing Date, Trident shall receive the letter of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company and the Association, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: (i) based on such counsel's participation in conferences with representatives of the Company and the Association, their counsel, the independent appraiser, the independent certified public accountants for the Company and the Association, Trident and its counsel, review of various documents and applicable law (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Securities Act, nothing has come to such counsel's attention that would lead it to believe that (i) the Registration Statement (except as to information regarding Trident contained therein and except as to the financial statements, notes to financial statements, financial tables, pro forma and other financial and statistical data and stock valuation information contained therein, as to which such counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus (except as to information regarding Trident contained therein and except as to financial statements, notes to financial statements, financial tables, pro forma and other financial and statistical data and stock valuation information contained therein as to which such counsel need express no view), as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus, that it does not assume any responsibility for the accuracy or completeness thereof, and that it is relying as to factual matters on certificates of officers and other factual representations by the Company and the Association.

                  (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the sale of the Shares as herein contemplated and related proceedings, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Association regarding the authorization of this Agreement and the transactions contemplated hereby.

                  (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, business, operations, assets or properties of the Company and the Association, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or

Trident Securities, Inc.
Page 22

         contemplated therein; (ii) there shall have been no transaction entered into by the Company or the Association after the latest date as of which the financial condition of the Company or the Association is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Association, taken as a whole; (iii) none of the Company or the Association shall have received from the OTS or the Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Association, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Association or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Association, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or "blue sky" laws of such jurisdictions as Trident and the Company shall have agreed upon.

                  (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Association, dated the Closing Date, to the effect that: (i) he has examined the Prospectus and, to the best knowledge of such officers, the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Association; (ii) no event has occurred since the date of the Prospectus which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, operations, assets or properties of the Company or the Association and, the conditions set forth in clauses
         (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) no order has been issued by the Commission, the OTS or the LOFI to suspend the Offerings or the effectiveness of the Prospectus, and, to the best knowledge of such officer, no action for such purposes has been instituted or threatened by the Commission, the OTS or the LOFI; (iv) to the best knowledge of such officer, no person has sought to obtain review of the final actions of the OTS approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

                  (f) At the Closing Date, Trident shall, if it has not already received, receive, among other documents, (i) copies of the letters from the OTS and the LOFI authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the certificate from the OTS evidencing the corporate existence of the Association;
         (iv) a copy of the certificate from the

Trident Securities, Inc.
Page 23

         FDIC evidencing the insured status of the Association, (v) a copy of the letter from the appropriate Louisiana authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (vi) a copy of the Company's articles of incorporation certified by the appropriate Louisiana governmental authority; and (vii) a copy of the letter from the LOFI approving the Association's Stock Articles of Incorporation.

                  (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Association's Stock Articles of Incorporation as executed by the LOFI.

                  (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from L.A. Champagne & Co., L.L.P., independent certified public accountants, addressed to Trident, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements of the Association and certain financial information contained in the Prospectus.

                  (i) At the Closing Date, Trident shall receive a letter in form and substance reasonably satisfactory to counsel for Trident from L.A. Champagne & Co., L.L.P., independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Association prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Association to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

         8. Indemnification.

         (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act:

         (i) Against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or

Trident Securities, Inc.
Page 24

         threatened) (A) arising out of or based upon any breach of any representation or warranty of the Company or the Association contained in this Agreement, (B) arising out of or based upon the failure of the Company or the Association to fulfill any covenant or obligation set forth in this Agreement, (C) arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in (i) the Registration Statement or the Prospectus (ii) any application (including the Form AC) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Association or based upon written information furnished by or on behalf of the Company or the Association, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the OTS or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (D) arising out of or based upon the engagement of Trident under this Agreement. In no event, however, shall the Company and the Association be liable to Trident under this Section 8(a) if the loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from Trident's gross negligence or willful misconduct. This indemnity shall be in addition to any liability that the Company or the Association may otherwise have to Trident;

         (ii) Against any and all loss, liability, claim, damage and expense whatsoever to the extent that the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission referred to in subsection
         (i) of this Section 8(a), or any alleged untrue statement or omission referenced in such subsection, if such settlement is effected with the prior written consent of the Company and the Association; and

         (iii) Against any and all loss, liability, claim, damage and expense whatsoever arising out or based upon (A) any Allocation Instructions (as defined in Section 5(p) hereof) or (B) any records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by the Association or its agents for use during the Conversion.

         (b) Trident agrees to indemnify and hold harmless the Company and the Association, their respective officers, directors and employees and each person, if any, who controls the Company and the Association within the meaning of
Section 15 of the Securities Act or Section 20(a) of the

Trident Securities, Inc.
Page 25

Exchange Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application,
(B) any breach of any representation or warranty by Trident contained in this Agreement, or (C) any liability of the Company or the Association found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident. This indemnity shall be in additional to any liability that Trident may have to the Company of the Association otherwise.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so as to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding, claim or suit or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this
Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

Trident Securities, Inc.
Page 26

         (d) To the extent applicable, this Section 8 is subject to and limited by public policy and the provisions of applicable law, including but not limited to, Sections 23A and 23B.

         9. Contribution. (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Association other than in accordance with its terms, the Company and the Association or Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Association or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Association, on the one hand, and Trident, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Association, on the one hand, and Trident, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association, on the one hand, and Trident, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Association bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Association, on the one hand, and Trident, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Association or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company and the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         (c) To the extent applicable, this Section 9 is subject to and limited by public policy and the provisions of applicable law, including but not limited to Sections 23A and 23B.

Trident Securities, Inc.
Page 27

         10. Survival of Agreements, Representations and Warranties, and Indemnities. The respective indemnities of the Company and the Association and Trident and the representation and warranties of the Company and the Association and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Association or any controlling person or indemnified party referred to in
Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Association and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

         (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have been suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material adverse effect on the Association or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company and the Association, taken as a whole, or if the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Association.

         (b) Any party hereto may terminate this Agreement by giving notice pursuant to Section 12 hereof of a material breach of this Agreement by the other party at any time after this Agreement becomes effective.

         (c) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify the non-terminating party promptly by telephone or telegram, confirmed by letter.

         (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, the Company and the Association shall pay Trident the full amount, if any, payable pursuant to Section 3(c), 3(d), 6, 8(a) and 9 of this Agreement.

         (e) The Association may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Association shall be required to fulfill their obligations pursuant to Sections 3(c), 3(d), 6, 8(a), 9 and 10 of this Agreement.

Trident Securities, Inc.
Page 28

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Breyer & Aguggia LLP, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: John F. Breyer, Jr., Esquire) and if sent to the Company or the Association, shall be mailed, delivered or telegraphed and confirmed to The Iberville Building and Loan Association, 23910 Railroad Avenue, Plaquemine, Louisiana 70764, Attention: G. Lloyd Bouchereau, Jr., President (with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005, Attention: Gerald F. Heupel, Jr., Esquire).

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Association and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Partial Invalidity. In the event that any term, provision or covenant of this Agreement or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder of this Agreement and the application of such term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant of this Agreement shall be valid and enforceable to the full extent permitted by law. If, however, any term, provision or covenant of this Agreement is declared invalid as unenforceable by a court of competent jurisdiction, then the parties hereto shall in good faith amend this agreement to include an alternative provision that accomplishes a similar result.

         15. Construction. Unless preempted by federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

         16. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         17. Amendment. This Agreement may be amended only by a subsequent writing signed by all parties hereto.

                                      * * *

                            [signature page follows]

Trident Securities, Inc.
Page 29

         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

                                   IBL BANCORP, INC.




                                      By:
                                         --------------------------------------
                                        G. Lloyd Bouchereau, Jr.
                                        President and Chief Executive Officer


                                    THE IBERVILLE BUILDING AND LOAN ASSOCIATION



                                       By:
                                         --------------------------------------
                                         G. Lloyd Bouchereau, Jr.
                                         President and Chief Executive Officer



Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, INC.



By:
   --------------------------
   Name:
   Title: